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                                                                      EXHIBIT 10

                                 FIRST AMENDMENT
                                     TO THE
                      APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                 SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS PLAN
                          (JANUARY 1, 2002 RESTATEMENT)

            WHEREAS, the Applied Industrial Technologies, Inc. Supplemental Executive Retirement Benefits Plan (formerly known as the Bearings, Inc. Supplemental Executive Retirement Benefits Plan and hereinafter referred to as the "Plan") was established by Applied Industrial Technologies, Inc. (formerly known as Bearings, Inc. and hereinafter referred to as the "Company") on January 21, 1988, for the benefit of certain officers and key executives; and

            WHEREAS, the Plan was restated as of July 1, 1993, July 1, 1997, and January 1, 2002; and

            WHEREAS, the Board of Directors of the Company (hereinafter referred to as the "Board") has decided to clarify the definition of compensation under of the Plan;

            NOW, THEREFORE, effective as of January 1, 2002, Paragraph (9) of
Section 1.1 of the Plan is hereby amended as hereinafter set forth.

            (9) The term "COMPENSATION" shall mean the total wages which are paid to or on behalf of a Participant during a calendar year by an Affiliate for services rendered as a common law employee, including base salary, annual incentive compensation, commissions, bonuses, any base salary and annual incentive amounts deferred under any non-qualified deferred compensation program of an Affiliate, and any elective contributions that are made on behalf of such Participant under any plan maintained by an Affiliate and that are not includible in gross income under Section 125, 129, or 402(e)(3) of the Code, but excluding moving or educational reimbursement expenses, amounts realized from the exercise of stock options, any long term incentive compensation including, but not limited to, restricted stock, performance grants and stock appreciation rights, severance benefits, and imputed income attributable to any fringe benefit.

            Executed at Cleveland, Ohio as of the 6th day of August, 2004.

                                 APPLIED INDUSTRIAL TECHNOLOGIES, INC.

                                 By: /s/ David L. Pugh
                                     -------------------------------------------
                                     Title: Chairman & Chief Executive Officer